UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 10, 2009
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	01-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 - 8765 Ash Street Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - Other Events

Item 8.01          Other Events.

Effective March 10, 2009, MIV Therapeutics Inc. (the "Company") increased its authorized share capital of common stock from 48,000,000 shares of common stock with a par value of $0.001 per share to 200,000,000 shares of common stock with a par value of $0.001. The Company's authorized share capital of preferred stock remains unchanged at 20,000,000 shares of preferred stock with a par value of $0.001 per share. A copy of the Certificate of Amendment filed with the Nevada Secretary of State with respect to the increase in authorized share capital is attached hereto as Exhibit 3.1.

The proposal to increase the Company's authorized share capital was described in the Company's definitive Schedule 14A proxy statement as filed with the Securities and Exchange Commission (the "SEC") on February 2, 2009, as supplemented by definitive additional materials filed with the SEC on February 3, 2009 and February 19, 2009. The increase in the Company's authorized share capital of common stock was approved by the Company's shareholders at an annual and special meeting originally scheduled to be held on February 18, 2009 but which was adjourned to March 6, 2009.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTCIS INC.
DATE: March 10, 2009.	By: "Patrick McGowan" Name: Patrick McGowan Position: Chief Financial Officer and a director

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